Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Goldman Sachs Private Credit Corp.

Tendered Pursuant to the Offer to Purchase

Dated August 3, 2023

The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on August 31, 2023 and this Notice of Withdrawal must be received by

the Fund’s Tender Offer Service Agent by mail or email by 11:59 p.m.,

Eastern Time, on August 31, 2023, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein.

PLEASE SEND COMPLETED FORMS TO THE FUND’S TENDER OFFER SERVICE AGENT AT:

MAIL: Goldman Sachs Private Credit Corp.

      c/o SS&C Technologies, Inc.

      P.O. Box 219743

      Kansas City, MO 64121

EMAIL:	goldman@dstsystems.com

      Attention: Goldman Sachs Private Credit Corp.

You are responsible for confirming that this Notice is received timely to effectuate your withdrawal. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: Goldman Sachs Private Credit Corp.__________________________________________________

Fund Account #: ____________________________________________________________________________

Account Name/Registration: ___________________________________________________________________

Address: ___________________________________________________________________________________

City, State, Zip ______________________________________________________________________________

Telephone Number: __________________________________________________________________________

Email Address: ______________________________________________________________________________

Financial Intermediary Firm Name: ______________________________________________________________

Financial Intermediary Account #: _______________________________________________________________

Financial Advisor Name: ______________________________________________________________________

Financial Advisor Telephone #: _________________________________________________________________

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing stockholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)